CRESTAR FINANCIAL CORPORATION

                           1993 STOCK INCENTIVE PLAN




                            As Amended And Restated
                          Effective February 28, 1997


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                               TABLE OF CONTENTS

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       ARTICLE I          DEFINITIONS

            1.01.         Acquiring Person...........................  1
            1.02.         Administrator..............................  1
            1.03.         Agreement..................................  1
            1.04.         Associate..................................  1
            1.05.         Board......................................  1
            1.06.         Change in Control..........................  2
            1.07.         Code.......................................  2
            1.08.         Committee..................................  2
            1.09.         Common Stock...............................  2
            1.10.         Company....................................  2
            1.11.         Continuing Director........................  2
            1.12.         Control Affiliate..........................  3
            1.13.         Control Change Date........................  3
            1.14.         Corresponding SAR..........................  3
            1.15.         Disability.................................  3
            1.16.         Efficiency Ratio...........................  3
            1.17.         Exchange Act...............................  3
            1.18.         Fair Market Value..........................  3
            1.19.         Incentive Award............................  4
            1.20.         Initial Value..............................  4
            1.21.         NIACC......................................  4
            1.22.         Option.....................................  4
            1.23.         Participant................................  4
            1.24.         Performance Shares.........................  4
            1.25.         Person.....................................  5
            1.26.         Plan.......................................  5
            1.27.         Related Entity.............................  5
            1.28.         Retirement.................................  5
            1.29.         SAR........................................  6
            1.30.         Stock Award................................  6
            1.31.         Total Shareholder Return...................  6

       ARTICLE II         PURPOSES...................................  6

       ARTICLE III        ADMINISTRATION.............................  7

       ARTICLE IV         ELIGIBILITY................................  9


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                               TABLE OF CONTENTS

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       ARTICLE V          STOCK SUBJECT TO PLAN

            5.01.         Shares Issued..............................  9
            5.02.         Aggregate Limit............................  9
            5.03.         Reallocation of Shares..................... 10

       ARTICLE VI         OPTIONS

            6.01.         Award...................................... 11
            6.02.         Option Price............................... 11
            6.03.         Maximum Option Period...................... 11
            6.04.         Nontransferability......................... 11
            6.05.         Transferable Options....................... 12
            6.06.         Employee Status............................ 12
            6.07.         Exercise................................... 13
            6.08.         Payment.................................... 13
            6.09.         Change in Control.......................... 14
            6.10.         Shareholder Rights......................... 14
            6.11.         Disposition of Stock....................... 14

       ARTICLE VII        SARS

            7.01.         Award...................................... 15
            7.02.         Maximum SAR Period......................... 15
            7.03.         Nontransferability......................... 15
            7.04.         Transferable SARs.......................... 16
            7.05.         Exercise................................... 16
            7.06.         Change in Control.......................... 17
            7.07.         Employee Status............................ 17
            7.08.         Settlement................................. 17
            7.09.         Shareholder Rights......................... 17

       ARTICLE VIII       STOCK AWARDS

            8.01.         Award...................................... 18
            8.02.         Vesting.................................... 18
            8.03.         Performance Objectives..................... 18
            8.04.         Employee Status............................ 19
            8.05.         Change in Control.......................... 19
            8.06.         Shareholder Rights......................... 19


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                               TABLE OF CONTENTS

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       ARTICLE IX         PERFORMANCE SHARE AWARDS

            9.01.         Award...................................... 20
            9.02.         Earning the Award.......................... 20
            9.03.         Payment.................................... 21
            9.04.         Shareholder Rights......................... 21
            9.05.         Nontransferability......................... 21
            9.06.         Transferable Performance Shares............ 22
            9.07.         Employee Status............................ 22
            9.08.         Change In Control.......................... 22

       ARTICLE X          INCENTIVE AWARDS

            10.01.        Award...................................... 23
            10.02.        Terms and Conditions....................... 23
            10.03.        Nontransferability......................... 24
            10.04.        Employee Status............................ 24
            10.05.        Change in Control.......................... 25
            10.06.        Shareholder Rights......................... 25

       ARTICLE XI         ADJUSTMENT UPON CHANGE IN COMMON STOCK..... 26

       ARTICLE XII        COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES.............. 27

       ARTICLE XIII       GENERAL PROVISIONS

            13.01.        Effect on Employment and Service........... 28
            13.02.        Unfunded Plan.............................. 28
            13.03.        Rules of Construction...................... 29
            13.04.        Tax Withholding............................ 29
            13.05.        Limitation on Benefits..................... 29

       ARTICLE XIV        AMENDMENT.................................. 32

       ARTICLE XV         DURATION OF PLAN........................... 32

       ARTICLE XVII       EFFECTIVE DATE OF PLAN..................... 33


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                         CRESTAR FINANCIAL CORPORATION
                           1993 STOCK INCENTIVE PLAN

                                   ARTICLE I

                                  DEFINITIONS

1.01. Acquiring Person means that (a) a Person, considered alone or together with all Control Affiliates and Associates of that Person, becomes directly or indirectly the beneficial owner of securities representing at least thirty percent of the Company's then outstanding securities entitled to vote generally in the election of the Board, or (b) a person enters into an agreement that would result in that Person satisfying the conditions in subsection (a) or that would result in a Related Entity's failure to be a Related Entity.

1.02. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Option, SAR or Incentive Award granted to such Participant.

1.04. Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

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1.05.  Board means the Board of Directors of the Company.

1.06. Change in Control means that (a) the Company enters into any agreement with a Person that involves the transfer of ownership of the Company or of at least fifty percent of the Company's total assets on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of the Company by merger, consolidation, or statutory share exchange - regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange - or for the sale of substantially all of the Company's assets to that Person), (b) any Person is or becomes an Acquiring Person, or (c) during any period of two consecutive calendar years, the Continuing Directors cease for any reason to constitute a majority of the Board.

1.07.  Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.08.  Committee means the Human Resources and Compensation Committee of the
Board.

1.09.  Common Stock means the common stock of the Company.

1.10.  Company means Crestar Financial Corporation.

1.11. Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to the adoption of the Plan or

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(ii) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.12. Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

1.13. Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.14. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.15. Disability means that a Participant has satisfied the requirements for a benefit under the Crestar Financial Corporation Long Term Disability Benefits Plan.

1.16. Efficiency Ratio means the percentage determined by dividing (i) noninterest expense less nonrecurring expense by (ii) the sum of net interest income plus noninterest income, all as reported on the Company's financial statements.

1.17. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

1.18. Fair Market Value means, on any given date, the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on such date, or if the Common Stock was not traded on the New York Stock

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Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

1.19. Incentive Award means an award under Article X which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or a Related Entity.

1.20. Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per share of Common Stock as determined by the Administrator on the date of the grant; provided, however, that the price per share of Common Stock encompassed by the grant of an SAR shall not be less than the Fair Market Value on the date of grant.

1.21.  NIACC means net income after a capital charge.

1.22. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.23. Participant means an employee of the Company or a Related Entity, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, an Incentive Award or a combination thereof.

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1.24.  Performance Shares means an award, in the amount determined by the
Administrator and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment. In the discretion of the Administrator, a Performance Share award may include the right to receive an additional payment for the accumulated dividends that would have been paid on each specified share as if such dividends had been invested in Common Stock on the dividend payment date, from the date of grant to the date of payment.

1.25. Person means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. For purposes of this Plan, the term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a Person.

1.26.  Plan means the Crestar Financial Corporation 1993 Stock Incentive Plan.

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1.27.  Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.28. Retirement means a Participant's separation from service on or after his early, normal or delayed retirement date under the Retirement Plan for Employees of Crestar Financial Corporation and Affiliated Corporations.

1.29. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value, or (b) the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.30.  Stock Award means Common Stock awarded to a Participant under Article
VIII.

1.31.  Total Shareholder Return means, with respect to any period, the sum of
(i) the excess, if any of the Fair Market Value on the first day of the period over the Fair Market Value on the last day of the period and (ii) the value of any dividends on Common Stock payable with respect to such period.

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                                   ARTICLE II

                                    PURPOSES

             The Plan is intended to assist the Company and Related Entities in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs, Stock Awards, Performance Shares and Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.


                                  ARTICLE III

                                 ADMINISTRATION

             The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an

                                      -7-


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Option or SAR or on the transferability or forfeitability of a Stock Award, an award of Performance Shares or an Incentive Award, including by way of example and not of limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with the Company or a Related Entity, requirements that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or an award of Performance Shares may be settled. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or Incentive Award or award of Performance

                                      -8-


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Shares. All expenses of administering this Plan shall be borne by the Company, a
Related Entity or a combination thereof.

             The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.


                                   ARTICLE IV

                                  ELIGIBILITY

             Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan.

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                                   ARTICLE V

                             STOCK SUBJECT TO PLAN

5.01. Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award or in settlement of an award of Performance Shares, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan, pursuant to the exercise of SARs and Options and the grant of Stock Awards and the settlement of Performance Shares awarded on and after February 28, 1997, is 4,000,000 shares. The maximum aggregate number of shares that may be issued under this Plan as Stock Awards and in settlement of Performance Shares awarded on and after February 28, 1997, is 1,200,000 shares. The maximum aggregate number of shares that may be issued under this Plan and the maximum number of shares that may be issued as Stock Awards and in settlement of Performance Shares shall be subject to adjustment as provided in Article XI.

5.03. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares and

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Stock Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise that is settled with Common
Stock or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with Common Stock, the number of shares of Common
Stock allocated to the Performance Shares or portion thereof may be reallocated to other options, SARs, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Stock Awards to be granted under this Plan.


                                   ARTICLE VI

                                    OPTIONS

6.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by each such award; provided, however, that no individual may be granted Options in any calendar year covering more than 100,000 shares of Common Stock.

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6.02.  Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

6.03. Maximum Option Period. The maximum period in which an Option may be exercised shall be ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability. Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except

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

by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07. Exercise. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Related Entities) may not be first exercisable in a calendar year for stock having a Fair Market (determined as of the date an Option is granted) exceeding the limit prescribed by Code section 422(d). An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance

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

with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. Subject to rules established by the Administrator, payment of all or part of the Option price may be made with shares of Common Stock which have been owned by the Participant for at least six months and which have not been used for another exercise during the prior six months. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of such shares must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Change in Control. Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date and during the period (i) beginning on the first day after a tender offer or exchange offer for shares of Common Stock (other than an offer made by the Company); provided that shares are acquired pursuant to such offer and (ii) ending on the thirtieth day following the expiration of such offer.


6.10. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

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6.11.  Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.


                                  ARTICLE VII

                                      SARS

7.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award; provided, however, that no individual may be granted SARs in any calendar year covering more than 100,000 shares. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition, no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds the limit prescribed by Code section 422(d).

7.02. Maximum SAR Period. The maximum period in which an SAR may be exercised shall be ten years from the date such SAR was granted. The terms of any SAR may provide that it has a term that is less than such maximum period.

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7.03.  Nontransferability. Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs. Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive stock option, may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

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7.05.  Exercise. Subject to the provisions of this Plan and the applicable
Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06. Change in Control. Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date and during the period (i) beginning on the first day after any tender offer or exchange offer for shares of Common Stock (other than one made by the Company); provided that shares are acquired pursuant to such offer and (ii) ending on the thirtieth day following the expiration of such offer.

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

7.07. Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.08. Settlement. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. Shareholder Rights. No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.


                                  ARTICLE VIII

                                  STOCK AWARDS

8.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 30,000 shares of Common Stock.

8.02. Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03. Performance Objectives. In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's, a Related Entity's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on assets, Fair Market Value, NIACC, Efficiency Ratio, Total Shareholder Return or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. Change in Control. Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, on and after a Control Change Date or the first day following a tender offer or exchange offer for shares of Common Stock (other than one made by the Company), provided that shares are acquired pursuant to such offer, each outstanding Stock Award shall be transferable and nonforfeitable as of the Control Change Date or the first day following such offer.

8.06. Shareholder Rights. Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.


                                   ARTICLE IX

                            PERFORMANCE SHARE AWARDS

9.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by each such award; provided, however, that the maximum number of shares of Common Stock that may be earned by a Participant under all Performance Share awards (whether settled in Common Stock, cash or a combination of Common Stock and cash) granted in a calendar year shall be the product of (i) 35,000 shares and (ii) the number of years (twelve consecutive months) during which one or more performance criteria is measured.

9.02. Earning the Award. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. The performance objectives may be stated with respect to the Company's, a Related Entity's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on assets, Fair Market Value, NIACC, Efficiency Ratio, Total Shareholder Return or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03. Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled by the issuance of Common Stock. After an award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

9.05. Nontransferability. Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. Transferable Performance Shares. Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be

                                      -22
permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.


9.07. Employee Status. In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

9.08. Change In Control. Section 9.02 to the contrary notwithstanding, a pro rata amount of each outstanding Performance Share award shall be earned and settled in whole shares of Common Stock as of a Control Change Date that occurs at least three months after the first day of the measurement period or on the first day after a tender offer or exchange offer for shares of Common Stock (other than one made by the Company), provided that such day is at least three months after the first day of the measurement period and provided further that shares are acquired pursuant to such offer. Such Common Stock shall be nonforfeitable and transferable. The number of shares of Common Stock issuable under this Section 9.02 shall be determined by multiplying the target amount of shares (as prescribed by the applicable Agreement), by a fraction. The numerator shall be the number of days in the period beginning on the date of the first day of the measurement period and ending on the Control Change Date or the first day after the tender or exchange offer described in this Section 9.03. The denominator is the number of days in the period, or the longest of such periods, during which performance is measured under the Performance Share award.


                                   ARTICLE X

                                INCENTIVE AWARDS

10.01. Award. The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) $1,000,000 and (ii) 150% of the Participant's annual base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award.

10.02. Terms and Conditions. The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied. The performance objectives may be stated with respect to the Company's, a Related Entity's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, return on assets, Fair Market Value, NIACC, Efficiency Ratio, Total Shareholder Return or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or a Related Entity. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, Disability, or Retirement. No payments will be made with respect to an Incentive Award unless, and then only to the extent that, the Administrator certifies that the performance objectives have been achieved.

10.03. Nontransferability. Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution and then only to the extent that the Administrator specified, at the time the Incentive Award was made, that amounts may be payable in the event of the Participant's death. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04. Employee Status. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

10.05. Change in Control. Section 10.02 to the contrary notwithstanding, a pro rata amount of each Incentive Award shall be earned as of a Control Change Date that occurs at least three months after the first day of the measurement period or on the first day after a tender offer or exchange offer for shares of Common Stock (other than one made by the Company), provided that such day is at least three months after the first day of the measurement period and provided further that shares are acquired pursuant to such offer. The amount payable under this
Section 10.05 shall be determined by multiplying the target amount (as prescribed by the applicable Agreement), by a fraction. The numerator shall be the number of days in the period beginning on the first day of the measurement period and ending on the Control Change Date or the first day after the tender or exchange offer described in this Section 10.05. The denominator shall be the number of days in the period, or the longest of such periods, during which performance is measured under the Incentive Award.

10.06. Shareholder Rights. No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

                                   ARTICLE XI

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

        The maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted under this Plan, the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards, and SARs, and the per individual limitations on the number of shares for which Options, SARs, Performance Shares, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

        The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Stock Awards may be granted, the per individual limitations on the number of shares for which Options, SARs, Performance Shares and

Stock Awards may be granted or the terms of outstanding Stock Awards, Options, Performance Shares, Incentive Awards or SARs.

        The Committee may make Stock Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

                                  ARTICLE XII

                            COMPLIANCE WITH LAW AND
                         APPROVAL OF REGULATORY BODIES

        No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award or Performance Share shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

13.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04. Tax Withholding. Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this

Plan. In accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock, or receive fewer shares of Common Stock than otherwise would be issuable, in satisfaction of all or part of that obligation.

13.05.  Limitation on Benefits.

        (a) Despite any other provision of this Plan, if KPMG Peat Marwick (the "Accounting Firm") determines that receipt of benefits or payments under this Plan would subject a Participant to tax under Code section 4999, it must determine whether some amount of the benefits or payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the total benefits and payments must be reduced to such Reduced Amount, but not below zero.

        (b) If the Accounting Firm determines that the benefits and payments should be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, including a copy of the detailed calculations by the Accounting Firm. All determinations made by the Accounting Firm under this section are binding upon the Company and the Participant.

        (c) It is the intention of the Company and the Participant to reduce the benefits and payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As a result of the uncertainty in the application of Code section 4999 at the time of the initial determination by the Accounting Firm under this section, however, it is possible that amounts will have been paid or distributed under the Plan to or for the benefit of a Participant which should not have been so paid or distributed ("Overpayment") or that additional amounts which will not have been paid or distributed under the Plan to or for the benefit of a Participant could have been so paid or distributed ("Underpayment")
- in each case, consistent with the calculation of the Reduced Amount. If the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan ab initio to which Participant must repay to the Company together with interest at the applicable federal rate under Code section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which Participant is subject to tax under Code section 1 or 4999 or generate a refund of such taxes. If the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Accounting Firm must promptly notify the Administrator of the amount of the Underpayment.

        (d) For purposes of this section, (i) "Net After Tax Receipt" means the Present Value of a payment or benefit under this Plan net of all taxes imposed on Participant with respect thereto under Code sections 1 and 4999, determined by applying the highest marginal rate under Code section 1 which applied to the

Participant's taxable income for the immediately preceding taxable year; (ii) "Present Value" means the value determined in accordance with Code section 280G(d)(4); and (iii) "Reduced Amount" means the smallest aggregate amount of all payments or benefit under this Plan which (a) is less than the sum of all payments or benefit under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments or benefit under this Plan were any other amount less than the sum of all payments or benefit under this Plan.


                                  ARTICLE XIV

                                   AMENDMENT

        The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article XI) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Stock Award, Performance Share award, Option, SAR or Incentive Award outstanding at the time such amendment is made.

                                   ARTICLE XV

                                DURATION OF PLAN

        No Stock Award, Performance Share award, Option, SAR or Incentive Award may be granted under this Plan after February 27, 2007. Stock Awards, Performance Share awards, Options, SARs and Incentive Awards granted before that date shall remain valid in accordance with their terms.


                                  ARTICLE XVII

                             EFFECTIVE DATE OF PLAN

        Options, SARs, Performance Shares and Incentive Awards may be granted under this Plan upon its adoption by the Board, provided that no Option, SAR, Performance Shares or Incentive Award granted on or after February 28, 1997, shall be effective or exercisable unless this amended and restated Plan is approved by a majority of the votes cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present. Stock Awards may be granted under this amended and restated Plan on or after February 28, 1997, upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.